UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Sales Agreement

On April 27, 2020, Sorrento Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners, as sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through or to the Agent, as sales agent and/or principal (the “Offering”) up to $250,000,000 in shares of its common stock (the “Shares”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-237142) filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2020 and declared effective on March 20, 2020 (the “Form S-3”), the base prospectus dated March 20, 2020 included in the Form S-3 and the prospectus supplement relating to the Offering, dated April 27, 2020, that will be filed with the SEC.

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. Under the Sales Agreement, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement. The Offering will terminate upon (a) the election of the Agent upon the occurrence of certain adverse events, (b) three business days’ advance notice from one party to the other, or (c) the sale of all of the Shares.

Under the terms of the Sales Agreement, the Agent will be entitled to a commission at a fixed rate of 3.0% of the gross proceeds from each sale of Shares under the Sales Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Sales Agreement, and agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company currently intends to use any net proceeds from the Offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. The Company may use a portion of the proceeds to repay indebtedness owed under that certain Term Loan Agreement that the Company and certain of its domestic subsidiaries entered into with certain funds affiliated with Oaktree Capital Management, L.P. and Oaktree Fund Administration, LLC, as administrative and collateral agent, as amended.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Common Stock Purchase Agreement

On April 27, 2020, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Arnaki Ltd., a British Virgin Islands corporation (the “Purchaser”), pursuant to which the Purchaser is committed to purchase up to an aggregate of $250.0 million of shares of the Company’s common stock (“Common Stock”) over the 36-month term of the Purchase Agreement on the terms set forth therein (the “CSPA Offering”).

The Company will file with the SEC a prospectus supplement to the Form S-3, dated April 27, 2020, registering all of the shares of Common Stock that may be offered and sold to the Purchaser pursuant to the Purchase Agreement from time to time.

Pursuant to the terms of the Purchase Agreement, on any business day over the 36-month term of the Purchase Agreement (each, a “Purchase Date”), the Company has the right, in its sole discretion, to present the Purchaser with a purchase notice (each, a “Purchase Notice”) directing the Purchaser to purchase up to 650,000 shares of Common Stock per business day. The Company and the Purchaser also may mutually agree to increase the number of shares that may be sold to as much as an additional 3,600,000 shares per Purchase Date. In addition to such purchases, the Company has the right, in its sole discretion, to grant the Purchaser an option to purchase an additional amount of shares of Common Stock, subject to a maximum number of shares determined by the Company on each Purchase Date. Pursuant to the Purchase Agreement, in no event shall the aggregate purchase price paid by the Purchaser exceed $5,000,000 per Purchase Date, unless mutually agreed by the Company and the Purchaser. The purchase price of the Common Stock pursuant to the Purchase Agreement will be equal to 97.5% of the daily volume weighted average purchase price of the Common Stock on the Purchase Date (the “Purchase Price”).

The Purchaser will not be required to, but may at its option, buy shares of Common Stock pursuant to a Purchase Notice that was received by the Purchaser on any day on which either (i) the daily volume-weighted average purchase price of the Common Stock is below $1.10 (which shall not be subject to adjustment for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction), or (ii) the Purchase Price for such day is below $1.10 per share. The Purchaser has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may terminate the Purchase Agreement at any time, in the Company’s discretion, without any cost or penalty. The Purchaser may terminate the Purchase Agreement at any time that an event of default exists without any liability or payment to the Company. Pursuant to the Purchase Agreement, the Purchaser agreed that during the term of the Purchase Agreement, neither it nor any of its affiliates or any entity managed or controlled by it will, directly or indirectly, engage in any short sales involving the Company’s securities or grant an option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of any shares of Common Stock. The Company expects to use any proceeds it receives under the Purchase Agreement for working capital and general corporate purposes.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the shares of Common Stock to be issued in the Offering and the CSPA Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 1.02. Termination of a Material Definitive Agreement.

On April 27, 2020, the Company voluntarily terminated that certain Equity Distribution Agreement, dated October 1, 2019 (the “Equity Distribution Agreement”), that the Company entered into with JMP Securities LLC (“JMP Securities”), effective immediately. Pursuant to the Equity Distribution Agreement, the Company could offer and sell, from time to time, through JMP Securities, shares of the Company’s common stock having an aggregate offering price of up to $75,000,000. During the term of the Equity Distribution Agreement, the Company sold an aggregate of 2,120,149 shares of its common stock thereunder for aggregate gross proceeds to the Company of approximately $7.4 million. The Equity Distribution Agreement was terminable at will by the Company with no penalty.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to expectations regarding the Offering and the CSPA Offering and the expected use of proceeds from the Offering or the CSPA Offering, if any. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Sales Agreement, dated as of April 27, 2020, by and between Sorrento Therapeutics, Inc. and A.G.P/Alliance Global Partners.*

5.1	Opinion of Paul Hastings LLP.

10.1	Common Stock Purchase Agreement, dated as of April 27, 2020, by and between Sorrento Therapeutics, Inc. and Arnaki Ltd.*

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 27, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer